UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 1, 2009

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	0-4090	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3601 West 76th Street, Minneapolis, Minnesota		55435-3000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05               Costs Associated with Exit or Disposal Activities.

On September 1, 2009, Analysts International Corporation (the “Company”) implemented a plan to reduce the Company’s Selling, Administrative and Other Operating Expenses (“SG&A”) by commencing the termination of employment of approximately 20% of the Company’s non-consulting workforce.  Substantially all of the affected employees were notified on September 1, 2009.  The Company expects to substantially complete the reduction plan during the third and fourth quarters of 2009.  The reduction plan carries out a realignment of the Company’s workforce and operations consistent with the strategic plan described in Item 2 of the Company’s Form 10-Q for the period ending July 04, 2009.

More specifically, the reduction in workforce results primarily (a) from our decision to shift more of our resources to making the strategic investments required to grow our business, including sales, recruiting and client services; (b) from our sale, on August 4, 2009, of our value-added reseller (“VAR”) assets to Netarx, LLC; and (c) from our ongoing efforts to reduce SG&A expenses as a percentage of revenue.  While the Company will realize savings in SG&A expenses as a result of this reduction plan, such savings are likely to be offset by the additional costs the Company is in the process of incurring by hiring new employees in the areas of sales, recruiting and client services.  The Company expects to record restructuring charges in connection with the reduction plan with respect to severance payments and benefits continuation.  These charges are estimated to be approximately $750,000 and are expected to be recorded in the third quarter of 2009 consistent with the guidance contained in SFAS No. 146, with the majority of such charges anticipated to be paid in the third and fourth quarters of 2009.  Substantially all of these charges will result in cash expenditures.

Forward-Looking Statements Disclaimer

The disclosure contained in this Item 2.05 contains forward-looking statements concerning the expected charges and costs associated with the reduction plan.  These forward-looking statements involve risks and uncertainties.  Facts that could cause actual results to differ materially from the statements included in this Item 2.05 disclosure include difficulties encountered in implementing the planned workforce reductions such as litigation or other claims.  Further information on potential factors that could affect the Company’s future financial results are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 4, 2009.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Analysts International Corporation (the “Company”) and James D. Anderson, 48, entered into an Employment Agreement (the “Agreement”) with an effective date of September 1, 2009, which provides that Mr. Anderson will be employed as Senior Vice President, Client Services Operations of Analysts International Corporation.  Prior to this appointment, Mr. Anderson served as a Partner with Element Consulting Group (2009), before then as Executive Vice President, Professional Services for Lawson Software (2006-2008), before then as Senior Vice President, Professional Services for Intentia (2005-2006) and, before then, as Group Vice President, PeopleSoft Global Services (PGS) for PeopleSoft (2003-2005).  The full text of the press release issued in connection with Mr. Anderson’s employment with the Company is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference as if fully set forth herein.

The Agreement provides for an initial term beginning September 1, 2009 and ending August 31, 2011, with automatic one-year renewals commencing September 1, 2011, unless either party gives proper notice of nonrenewal.  The Agreement provides that Mr. Anderson will receive base compensation of $275,000 per year (“Base Compensation”), a signing bonus of $5,000 payable within 15 days of his start date, and that he will be eligible to earn an annual cash incentive payment.  For the year 2009, Mr. Anderson’s potential cash incentive payment will be prorated on a 4/12 basis with a target amount of 50% of his Base Compensation.  Half of any such 2009 cash incentive payment will be dependent on whether or not Mr. Anderson achieves certain individual performance goals, and the other half will be dependent on whether or not the Company achieves certain performance goals.  Commencing on January 1, 2010 and continuing through the Original Term and any Additional Term of the Agreement, Mr. Anderson will be eligible to earn an annual cash incentive payment in a target amount equal to 50% of his Base Compensation.  Payment of any such annual cash incentive payment will depend on whether and to what extent Mr. Anderson achieves certain performance goals consistent with the Annual Management Incentive Plan (“AMIP”) as approved annually by the Compensation Committee of the Board of Directors.

The Agreement provides that subject to required approvals (which the Company expects to obtain in the ordinary course), Mr. Anderson will be eligible to participate in the Company’s Restated Special Executive Retirement Plan (“Plan”) and receive deferred compensation in the amount of 15% of his base salary, accrued annually and paid out per provisions in the Plan after termination.  The Agreement further provides that following execution of the Agreement in accordance with Company policies and subject to required approvals (which the Company expects to obtain in the ordinary course), Mr. Anderson will be granted options to purchase 250,000 shares of the Company’s common stock, with one quarter vested immediately upon the date of the grant and the remainder vesting upon the anniversary date of the grant in even increments over three years from the date of the grant.

The Agreement also provides that in the event Mr. Anderson’s employment is terminated by the Company without Cause or terminated by Mr. Anderson for Good Reason (as “Cause” and “Good Reason” are defined in the Agreement), the Company will continue to pay Mr. Anderson’s base salary for one year and will reimburse Mr. Anderson for continuing medical insurance premiums for up to six months.  Eligibility for such severance begins after 90 days of employment.  In addition, the Agreement provides that for 12 months following termination of his employment, Mr. Anderson will not engage in certain competitive activities related to the Company’s employees, prospective employees, clients and potential clients.

Finally, effective September 1, 2009, Mr. Anderson entered into a Change of Control Agreement with the Company providing that in the event of a Change of Control Termination (as “Change of Control Termination” is defined in the Change of Control Agreement), Mr. Anderson will be entitled to a lump sum payment equal to 100% of his annual base compensation for the year in which the Change of Control Termination occurs and six months of continuation COBRA coverage.

The foregoing description of the Agreement and the Change of Control Agreement (collectively, the “Anderson Agreements”) is merely intended to be a summary of the Anderson Agreements and is qualified in its entirety by reference to the Anderson Agreements, which are attached to this Current Report as Exhibits 10.1-10.2 and incorporated by reference as if fully set forth herein.

Item 7.01               Regulation FD Disclosure

Exhibit 99.1 hereto contains a press release issued by the Company on September 3, 2009 announcing the employment of James D. Anderson.

The information contained in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Analysts International Corporation and James D. Anderson (“Agreement”), fully executed on September 1, 2009 with an effective date of September 1, 2009

10.2

Change of Control Agreement between Analysts International Corporation and James D. Anderson, fully executed on September 1, 2009 with an effective date of September 1, 2009 (Exhibit A to the Agreement)

99.1	Press release entitled, “Analysts International Corporation Appoints 25-Year Industry Veteran as Head of Client Services” issued by Analysts International Corporation on September 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 3, 2009	ANALYSTS INTERNATIONAL CORPORATION

/s/ Robert E. Woods
Robert E. Woods
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Analysts International Corporation and James D. Anderson (“Agreement”), fully executed on September 1, 2009 with an effective date of September 1, 2009

10.2

Change of Control Agreement between Analysts International Corporation and James D. Anderson, fully executed on September 1, 2009 with an effective date of September 1, 2009 (Exhibit A to the Agreement)

99.1	Press release entitled, “Analysts International Corporation Appoints 25-Year Industry Veteran as Head of Client Services” issued by Analysts International Corporation on September 3, 2009